UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  August 27, 2008

PUREDEPTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	None	20-4831825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Twin Dolphin Drive, Suite D
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 632-0800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2008, PureDepth, Inc. (the “Company”) announced that the Company’s Board of Directors (the “Board”) appointed Andrew L. Wood as the Company’s Chief Executive Officer, with such employment commencing on September 8, 2008 (the “Employment Date”).  The Company also announced that Mr. Wood had been appointed to its Board of Directors effective August 27, 2008.

In connection with his appointment as Chief Executive Officer, Mr. Wood entered into an employment agreement with the Company dated August 27, 2008 (the “Agreement”) that provides for the following compensation benefits:

•	A base salary of $250,000 per year.

•
Participation in a performance-based compensation (“Bonus”) plan, with the criteria of the related performance objectives (the “Goals”) to be defined by Mr. Wood and the Compensation Committee of the Board within the first month following the Employment Date.  Although there is no minimum guaranteed bonus, Mr. Wood will be eligible to earn an aggregate annual Bonus of up to $125,000, payable at Mr. Wood’s election in either cash, a common stock award under the Company’s 2006 Stock Incentive Plan (the “Stock Plan”) or a combination of both, in connection with the achievement of the Goals.

•
An option to purchase 3,400,000 shares of the Company’s common stock (the “Option”) to be granted under the Company’s Stock Plan, subject to the approval of the Company’s Board at its next regularly scheduled meeting on September 24, 2008.   The Option will vest monthly over four (4) years with the measuring period beginning on the Employment Date so long as Employee continues to be employed by the Company or any of its subsidiaries.  The exercise price of the Option granted will be the closing price of the Company’s common stock on the date of grant as reported by the OTC Bulletin Board.

•
Termination benefits as follows:
•      In connection with a termination by the Company of Mr. Wood’s employment Without Cause (as defined in the Agreement and which may include a voluntary resignation by Mr. Wood in certain circumstances following a Material Adverse Change (as defined in the Agreement)), the Company shall pay Mr. Wood an amount equal to his then effective base salary for a period of six (6) months, payable in equal installments in accordance with the Company’s regular payroll schedule; and
•      If such termination Without Cause takes place on or within twelve (12) months following the effective date of a Change of Control (as defined in the Agreement), Mr. Wood shall also become vested in 50% of the shares subject to any options to purchase Company common stock then held by him.

Receipt of the foregoing termination benefits will be contingent upon Mr. Wood’s execution of a general release of claims.

•	Customary and usual fringe benefits generally available to employees of the Company, subject to the terms and conditions of the Company’s benefit plan documents and policies.

Mr. Wood will not receive any additional compensation in respect of his Board service.

Mr. Wood has also entered into an indemnification agreement with the Company in the form previously filed by the Company as an exhibit to its annual report on Form 10-K filed with the Securities and Exchange Commission.

From March 2001 to the present, Mr. Wood served as Chief Executive Officer of WOOD-ASIO LLC, a technology consulting company owned by Mr. Wood.  In addition to WOOD-ASIO LLC, he served as Chief Executive Officer of PhotoWorks, Inc., an online photography company from August 2006 to February 2008, during which period the company was acquired by American Greetings Corporation in January 2008.  Prior to PhotoWorks, Inc., from March 2003 to May 2004, he served as Chief Executive Officer of SkyBitz, Inc., a satellite tracking technology and service business.  Mr. Wood has also served, among other positions, as Chief Executive Officer of each; Shutterfly, an online social expression and personal publishing service company, from April 2001 to February 2003; Sevant, Inc., a company providing house-calls for computers, from November 2000 to March 2001; Burnham, a high-value logistics company from March 1995 to June 2000; and Exel Logistics, North America, a global shipping and logistics company, from 1991 to 1995.  Mr. Wood has also served on the boards of PhotoWorks, Inc, Shutterfly, SkyBitz, Burnham, Exel Logistics, and several privately held technology orientated start-up companies.  Mr. Wood holds a Bachelor of Laws, LL.B (HONS) from the University of Hull, England.

In connection with the leadership transition, Jonathan J. McCaman resigned from his position as President of the Company on September 12, 2008 and will continue to serve as Chief Financial Officer and Secretary.  On September 12, 2008 Mr. McCaman and the Company entered into a second amendment to his employment agreement dated May 7, 2007 and as previously amended on April 29, 2008, which provides that Mr. McCaman’s base annual salary will remain at $210,000 and that effective beginning September 1, 2008, Mr. McCaman will be eligible for an executive incentive bonus, in an amount up to 12.5% of his then current annual base salary per fiscal quarter, with payment of any such bonus to be based upon the achievement of key performance indicators to be mutually determined by Mr. McCaman and the Board’s Compensation Committee on a schedule determined by the parties.  Pursuant to the bonus arrangements in the prior agreement which are being replaced by the amendment, Mr. McCaman will be paid $25,000 in respect of the three months ended July 31, 2008.  Also pursuant to the prior agreement and acknowledged in the amendment, Mr. McCaman will be granted, subject to Board approval at its next regularly scheduled September 24, 2008 meeting, an option to purchase 75,000 shares of the Company’s common stock (the “Bonus Option”).  The Bonus Option will vest quarterly over three years, subject to the certain acceleration of vesting described below.  The Bonus Option will be subject to the terms and conditions of the Company’s 2006 Stock Incentive Plan and form of stock option agreement.  Pursuant to the amendment, all unvested options which were initially granted to Mr. McCaman on or prior to October 1, 2008, including the Bonus Option, will immediately vest in the event of a “Change of Control” (as defined in the employment agreement).  Any options which are initially granted to Mr. McCaman after October 1, 2008 will vest with respect to 50% of the shares subject to such options in the event that Mr. McCaman is terminated without Cause (as defined in the employment agreement, and which for these purposes may include a voluntary resignation by Mr. McCaman in certain circumstances following a Material Adverse Change (as defined in the Agreement) on or within twelve months following the effective date of a Change of Control. The grant of any such subsequent options will be at the sole discretion of the Board of Directors (or Compensation Committee thereof), and Mr. McCaman waived any rights to equity of the Company (other than options then held by him and the Bonus Option) with respect to the prior terms of his employment agreement.

Pursuant to the bonus arrangements approved by the Board of Directors on September 4, 2008, upon the Company’s execution of the amendment to the Patent and Technology License and Technology Transfer Agreement with International Game Technology dated October 13, 2006 and its receipt of a prepaid royalty payment in connection therewith, Mr. McCaman was paid a cash bonus of $100,000 and was granted an option to purchase 50,000 shares of the Company’s common stock on September 11, 2008.  The exercise price of the option was equal to the closing price of the Company’s common stock on the option grant date as reported by the OTC Bulletin Board, and the option is fully vested as of the date of grant.

A press release dated September 15, 2008 announcing Mr. Wood’s appointment as CEO is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.38	Executive Employment Agreement – Andrew L. Wood
10.39	Amendment No. 2 to Executive Employment Agreement – Jonathan J. McCaman
99.1	Press Release Dated September 15, 2008 announcing the appointment of Andrew L Wood as Chief Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREDEPTH, INC., ( Registrant )

Date: September 15, 2008	By:	/s/ Andrew L. Wood
Mr. Andrew L. Wood Chief Executive Officer and Director